    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                               FILE NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
       DOMINION RESOURCES, INC.          DOMINION RESOURCES CAPITAL TRUST I
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
            IN ITS CHARTER)                    IN ITS TRUST AGREEMENT)
                                                      DELAWARE
                                           (STATE OR OTHER JURISDICTION OF
               VIRGINIA                    INCORPORATION OR ORGANIZATION)
    (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)
                                                        6719
                 4911                       (PRIMARY STANDARD INDUSTRIAL
     (PRIMARY STANDARD INDUSTRIAL            CLASSIFICATION CODE NUMBER)
      CLASSIFICATION CODE NUMBER)
                                                     54-1888842
              54-1229715                (I.R.S. EMPLOYER IDENTIFICATION NO.)
 (I.R.S. EMPLOYER IDENTIFICATION NO.)
                           DOMINION RESOURCES, INC.
                        901 EAST BYRD STREET-SUITE 1700
                         RICHMOND, VIRGINIA 23219-6111
                                (804) 775-5700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                             PATRICIA A. WILKERSON
                                W.H. RIGGS, JR.
                        901 EAST BYRD STREET-SUITE 1700
                         RICHMOND, VIRGINIA 23219-6111
                                (804) 775-5700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF AGENT FOR SERVICE OF EACH REGISTRANT)
                                   COPY TO:
                                JAMES F. STUTTS
                           DOMINION RESOURCES, INC.
                        901 EAST BYRD STREET-SUITE 1700
                         RICHMOND, VIRGINIA 23219-6111
                                (804) 775-5700

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

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------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS        AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
  OF SECURITIES TO BE        TO BE         OFFERING PRICE  AGGREGATE OFFERING REGISTRATION
       REGISTERED          REGISTERED       PER UNIT(1)         PRICE(1)          FEE
------------------------------------------------------------------------------------------
Capital Securities of
 Dominion Resources
 Capital Trust I........  $250,000,000          100%          $250,000,000     $73,750.00
------------------------------------------------------------------------------------------
Junior Subordinated
 Deferrable Interest
 Debentures of Dominion
 Resources, Inc.(2).....       --                --                --             N/A
------------------------------------------------------------------------------------------
Dominion Resources, Inc.
 Guarantee with respect
 to Capital
 Securities(3)..........       --                --                --             N/A
------------------------------------------------------------------------------------------
Rights of holders of
 Junior Subordinated
 Debentures under the
 Indenture. Rights of
 holders of New Capital
 Securities of Dominion
 Resources Capital Trust
 I under a Trust
 Agreement. Rights of
 holders of such Capital
 Securities under the
 New Guarantee and
 certain backup
 undertakings as
 described herein ......       --                --                --             N/A
------------------------------------------------------------------------------------------
Total...................  $250,000,000(4)       100%        $250,000,000(4)    $73,750.00
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures issued by Dominion Resources, Inc. on December 8, 1997 were originally purchased by Dominion Resources Capital Trust I with the proceeds of the sale of the Capital Securities issued by Dominion Resources Capital Trust I on December 8, 1997. No separate consideration will be received for the Junior Subordinated Deferrable Interest Debentures of Dominion Resources, Inc. covered hereby (the "Junior Subordinated Debentures") distributed upon any liquidation of Dominion Resources Capital Trust I.
(3) No separate consideration will be received for the Dominion Resources, Inc. Guarantee.
(4) Such amount represents the initial public offering price of the Dominion Resources Capital Trust I Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of Capital Securities upon any liquidation of Dominion Resources Capital Trust I.
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED APRIL 21, 1998

PROSPECTUS

                       DOMINION RESOURCES CAPITAL TRUST I

OFFER TO EXCHANGE ITS 7.83% CAPITAL SECURITIES WHICH HAVE BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 7.83% CAPITAL
                                   SECURITIES
   (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY
          GUARANTEED, AS DESCRIBED HEREIN, BY DOMINION RESOURCES, INC.

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
   AT 5:00 P.M., NEW YORK CITY TIME ON      , 1998,
                   UNLESS EXTENDED.

  Dominion Resources Capital Trust I, a trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $250,000,000 aggregate Liquidation Amount of its 7.83% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined under "Available Information") of which this Prospectus constitutes a part, for a like aggregate Liquidation Amount of its outstanding 7.83% Capital Securities (the "Old Capital Securities"), of which $250,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Dominion Resources, Inc., a Virginia corporation (the "Company" or "Dominion Resources"), will exchange its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities and various undertakings in respect of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities and various undertakings in respect of the New Capital Securities (the "New Guarantee") and all of its 7.83% Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 7.83% Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee, Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that
(i) the New Securities have been registered under the Securities Act and, therefore, will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange, and the New Guarantee and New Junior Subordinated Debentures will be exchanged in order to satisfy certain obligations of the Company and the Trust under three Registration Rights Agreements, each dated as of December 8, 1997 (collectively, the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities that remain outstanding and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement"). In the event the Exchange Offer is consummated,
(i) the New Guarantee will apply to any Old Capital Securities that remain outstanding and to any New Capital Securities issued in the Exchange Offer,
(ii) the Old Junior Subordinated Debentures will be retired and canceled and
(iii) the New Junior Subordinated Debentures will be issued to The Chase Manhattan Bank, as Property Trustee under the Trust.
                                  -----------

  SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is      , 1998.

  Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on    , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and the Trust in their sole discretion and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will accumulate Distributions from the most recent Distribution Date (as defined in "Description of Securities--Description of Capital Securities-- Distributions") on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from December 8, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after December 8, 1997 , and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities. This Prospectus, together with the Letter of Transmittal, is being
sent to all registered holders of Old Capital Securities as of      , 1998.

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

  As the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities. In addition, as used herein, (i) the "Indenture" means the Junior Subordinated Indenture dated as of December 1, 1997, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of December 8, 1997 relating to the Trust among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of the Capital Securities, (iii) the "Guarantee Agreement" means the Capital Securities Guarantee Agreement dated as of December 8, 1997 (the "Old Guarantee Agreement") between the Company and The Chase Manhattan Bank, as trustee (the "Guarantee Trustee"), and, in the event the Exchange Offer is consummated, the Capital Securities Guarantee Agreement to be entered into between the Company and the Guarantee Trustee (the "New Guarantee Agreement") relating to the Old Guarantee and the New Guarantee, respectively, and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities dated as of December 8, 1997 between the Company and the Trust.

  The Capital Securities represent undivided beneficial interests in the assets of the Trust. Dominion Resources is the owner of all of the common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee. The Trust exists for the purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures mature on December 1, 2027 (the "Stated

Maturity"). The Capital Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities."

  Holders of Capital Securities are entitled to receive preferential cumulative cash distributions and the holder of the Common Securities is entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accumulating from December 8, 1997 and payable semi-annually in arrears on the 1st day of June and December of each year, commencing June 1, 1998, at the annual rate of 7.83% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 7.83% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). The Company has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Company that rank on a parity with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 7.83% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Securities--Description of Junior Subordinated Debentures-- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust on hand legally available therefor, as described herein. See "Description of Securities--Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds on hand legally available therefor to pay such Distributions. In the event of a Debenture Event of Default (as defined in "Description of Securities-- Description of Junior Subordinated Debentures--Debenture Events of Default") under the Indenture, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Securities--Description of Junior Subordinated Debentures-- Subordination") of the Company. Senior Indebtedness of the Company includes existing and future senior debt, senior subordinated debt and subordinated debt of the Company. As of December 31, 1997, there was approximately $423.2 million of Senior Indebtedness of the Company outstanding. Additionally, because the Company is a holding company that conducts all of its operations through its subsidiaries, the claims of the Property Trustee as the holder of the Junior Subordinated Debentures on behalf of the Trust and the Guarantee will be effectively subordinated to the claims of the creditors of the Company's subsidiaries. As of December 31, 1997, the Company's subsidiaries had $8.76 billion of outstanding debt and

Virginia Elective and Power Company, the Company's largest subsidiary had 6,890,140 outstanding shares of preferred stock ($100 per share liquidation preference).

  The Capital Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined in "Risk Factors--Tax Event or Investment Company Event Redemption") (A) prior to December 1, 2007, at the Event Redemption Price (which is equal to the Event Prepayment Price (as defined below) (the "Event Redemption Price") and (B) thereafter, at the Optional Redemption Price and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after December 1, 2007, the Optional Redemption Price. The Maturity Redemption Price, the Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Securities--Description of Capital Securities--Redemption." The Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) on or after December 1, 2007, in whole or in part, at any time at a prepayment price (the "Optional Prepayment Price") equal to 103.915% of the principal amount thereof at December 1, 2007, declining ratably on each December 1 thereafter to 100% on or after December 1, 2017 plus, accrued interest thereon to the date of prepayment or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Tax Event or an Investment Company Event at the Event Prepayment Price equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by the Quotation Agent (as defined in "Description of Securities--Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment"), the sum of the present value of 100% of the principal amount that would be payable on January 1, 2027, together with the present values of scheduled payments of interest from the prepayment date to January 1, 2028, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in "Description of Securities--Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment"), plus, in each case, accrued interest thereon to but excluding the date of prepayment. The Event Prepayment Price may also be referred to herein as the "Prepayment Price." See "Description of Securities--Description of Junior Subordinated Debentures" and "--Tax Event or Investment Company Event Prepayment."

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors of the Trust as required by applicable laws, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Securities--Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

  The Old Capital Securities are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") Market of the National Association of Securities Dealers Inc. ("NASD"). The Company does not intend to apply for listing of the Old Capital Securities on any securities exchange or for inclusion of the New Capital Securities on any automated quotation system.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of any Old Capital Securities that remain outstanding will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  THE NEW CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 NEW CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF NEW CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NEW CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH NEW CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NEW CAPITAL SECURITIES.

                             AVAILABLE INFORMATION

  The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  No separate financial statements of the Trust have been included in this Offering Memorandum. The Company and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Dominion Resources Capital Trust I", "Description of Capital Securities", "Description of Junior Subordinated Debentures" and "Description of Guarantee". In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the SEC.

  In connection therewith, the Company represents the following:

    (i) the Capital Securities will be presented on the consolidated balance sheets of the Company as a separate line item entitled "Company-obligated Mandatorily Redeemable Preferred Capital Securities of Subsidiary Trust holding solely the Company's Securities";

    (ii) a footnote to the consolidated financial statements of the Company will disclose that the sole asset of the Trust is $257,732,000 aggregate principal amount of the Company's 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027; and

    (iii) it will include in an audited footnote to the consolidated financial statements of the Company disclosure that (x) the Trust is wholly owned; (y) the sole asset of the Trust is $257,732,000 aggregate principal amount of the Company's 7.83% Junior Subordinated Deferrable Interest Debentures due December 1, 2027; and (z) the back-up guarantees, in the aggregate, provide a full and unconditional guarantee of the Trust's obligations under the Capital Securities.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the SEC under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows the Company to "incorporate by reference" the information it files with them, which means that the Company can disclose important information to you be referring you to those documents. The information incorporated by reference is an important part of this Offering Memorandum, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the sale of all of these securities is complete.

  .  Annual Report on Form 10-K for the year ended December 31, 1997.

  This Prospectus incorporates documents by reference which are not included in this Prospectus. These documents are available upon request from Dominion Resources, Inc., 901 East Byrd Street - Suite 1700, Richmond, Virginia 23219-6111, telephone: (804) 775-5700, Attention: Corporate Secretary. In order to ensure timely delivery of the documents, any request should be made by May 10, 1998.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein.

                       DOMINION RESOURCES CAPITAL TRUST I

  The Trust is a statutory Delaware business trust, created on October 31, 1997 by the filing of a certificate of trust with the Delaware Secretary of State and the concurrent execution of an initial trust agreement. The Trust will be governed by the Trust Agreement executed by the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein. The Trust's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and two individual Administrative Trustees who are officers of the Company or an affiliate. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and Exchange Capital Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, (iii) making Distributions, (iv) exchanging the Old Junior Subordinated Debentures for Exchange Debentures pursuant to the Exchange Offer and (v) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will provide the sole revenue of the Trust. All of the Common Securities will be owned by the Company.

  The principal executive office of the Trust is c/o Dominion Resources, Inc., 901 East Byrd Street, Suite 1700, Richmond, Virginia 23219-6111, and its telephone number is (804) 775-5700.

                            DOMINION RESOURCES, INC.

  Dominion Resources, Inc. is a holding company headquartered in Richmond, Virginia. Its principal operating subsidiaries are:

  . Virginia Electric and Power Company, principally an electric utility serving two million residences and businesses in a 30,000-square-mile region from northern Virginia to northeastern North Carolina. It owns and operates nuclear, coal, natural gas, oil and hydroelectric power stations;

  . Dominion Energy, Inc., an independent power and natural gas subsidiary. It has ownership and operating interests in 28 generating facilities in six U.S. states, Argentina, Belize, Bolivia and Peru. This company has about 649 billion cubic feet of proven natural gas reserves throughout several major regions of the United States and western Canada;

  . Dominion Capital, Inc., a financial services and real estate subsidiary, with commercial, mortgage and consumer lending entities, a full-service commercial real estate company, a 50% limited partnership interest in a hydroelectric station in Louisiana, and a variety of debt and equity investments; and

  . East Midlands Electricity plc, principally an electric power distribution and supply company serving 2.3 million homes and businesses in the East Midlands region of the United Kingdom.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $250,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 Liquidation Amount (One Old Capital Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Expiration Date.............  5:00 p.m., New York City time, on     , 1998
                              (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange
                              Offer is extended). See "The Exchange Offer--
                              Expiration Date; Extensions; Amendments."

Conditions of the Exchange    The Exchange Offer is subject to certain
Offer.......................  conditions which may be waived by the Company and the Trust in their sole discretion and to the terms and conditions of the Registration Rights
                              Agreements. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old
                              Capital Securities being tendered for exchange.
                              See "The Exchange Offer--Conditions of the
                              Exchange Offer."

                              The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if the Company or the Trust determines, in its sole and absolute discretion, that any of the conditions referred to under "The Exchange Offer--Conditions of the Exchange Offer" have occurred or exist or have not been satisfied,
                              (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Procedures for Tendering
 Old Capital Securities.....
                              Brokers, dealers, commercial banks, trust companies and other nominees who hold Old Capital Securities through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). Holders of such Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities. In order for Old Capital Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained therein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier and either such Old Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See "The Exchange Offer--Procedures for Tendering Old Capital Securities."

                              Letters of Transmittal, certificates for Old
                              Capital Securities and any other documents required by the Letter of Transmittal should not be delivered to the Company or the Trust. Such documents should only be delivered to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer-- Exchange Agent."

Withdrawal Rights...........  Tenders of Old Capital Securities may be
                              withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Resales of New Capital
Securities..................  Based on certain interpretations by the SEC staff as set forth in the action letters issued to third parties, the Company and the Trust believe that New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who (i) is a broker-dealer (ii) participated in the distribution of the Old Capital Securities or (iii) is an affiliate of the Company or the Trust) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. In the event that the Company's belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration thereunder may incur liability under the Securities Act. The Company does not assume or indemnify holders against such liability. The Company has not sought and does not intend to seek, its own no-action letter, and there can be no assurance that the SEC staff would make a similar determination with respect to the Exchange Offer. Any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust, who participated in distribution of Old Capital Securities, who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or who is a broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
                              (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities. See "The Exchange Offer--Resales of the New Capital Securities."

                              The Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with this Prospectus, as it may be amended or supplemented from time to time. This Prospectus may be used by a Participating Broker-Dealer during the 90-day period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described under "The Exchange Offer--Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution" and "The Exchange Offer--Resales of New Capital Securities. "

                              In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined under "The Exchange Offer--Acceptance For Exchange and Issuance of New Capital Securities") in lieu thereof, that, upon receipt of notice from the Company or the

                              Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. See "The Exchange Offer--Resales of New Capital Securities."

Consequences of Failure to    Holder of Old Capital Securities who do not
Exchange....................  exchange their Old Capital Securities for New
                              Capital Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Capital Securities as set forth in the legend thereon. In general, the Old
                              Capital Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Capital Securities under the Securities Act.

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is The Chase Manhattan Bank (the "Exchange Agent"). The addresses and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.............  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Proceeds From Sale of Old Capital Securities."

Certain United States
 Federal Income Tax
 Considerations; ERISA
 Considerations.............
                              Holders of Old Capital Securities should review the information set forth under "Certain United States Federal Income Tax Considerations" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered..........  $250,000,000 aggregate Liquidation Amount of the
                              Trust's 7.83% New Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per New Capital Security). The New Capital Securities will be, and the Old Capital Securities were, issued under the Trust Agreement. The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Securities-- Description of Capital Securities--General." The forms and terms of the New Capital Securities are identical in all material respects to the respective forms and terms of the Old Capital Securities, except that (i) the New Securities have been registered under the Securities Act and, therefore, are not subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon.

Distribution Dates..........  June 1 and December 1 of each year, commencing
                              June 1, 1998.

Extension Periods...........  Distributions on Capital Securities will be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the New Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. See "Description of Securities--Description of Junior Subordinated Debentures--Option to Defer Interest Payments Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking.....................  The New Capital Securities rank on a parity, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of Securities--Description of Capital Securities-- Subordination of Common Securities." The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all other Junior Subordinated Debentures to be issued by the Company which will be issued and sold (if at all) to other trusts to be established by the Company (if any), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined herein). Senior Indebtedness of the Company includes existing and future senior debt, senior subordinated debt and subordinated debt of the Company. As of December 31, 1997, there was approximately $423.2 million of Senior Indebtedness of the

                              Company outstanding. See "Description of
                              Securities--Description of Junior Subordinated Debentures." The Guarantee constitutes an unsecured obligation of the Company and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee Agreement to all Senior Indebtedness. See "Description of Guarantee." Additionally, because the Company is a holding company that conducts all of its operations through its subsidiaries, the claims of the Property Trustee as the holder of the Junior Subordinated Debentures on behalf of the Trust and the claims of the Guarantee Trustee as the holder of the Guarantee on behalf of the Trust and the Guarantee--will be effectively subordinated to the claims of the creditors of the Company's subsidiaries. As of December 31, 1997, the Company's subsidiaries had $8.76 billion of outstanding debt and Virginia Electric and Power Company, the Company's largest subsidiary, had 6,890,140 outstanding shares of preferred stock ($100 per share liquidation preference).

Redemption..................  The Capital Securities are subject to mandatory redemption (i) in whole but not in part at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event, and (iii) in whole or in part at any time on or after December 1, 2007 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Securities--Description of Capital Securities-- Redemption."

Rating......................  The Capital Securities have been rated "BBB+" by
                              Standard & Poor's Ratings Services, "baa1" by Moody's Investors Services, Inc. and "BBB" by Fitch Investors Services, Inc. The ratings have been obtained with the understanding that the assigning rating organization will continue to monitor the credit ratings of the Company and the Trust and will make future adjustments to the extent warranted. A security ratings is not a recommendation to buy, sell or hold securities. It only reflects the views of the assigning rating organization and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer Restrictions.......  The New Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). See "Description of Securities--Description of Capital Securities-- Restrictions on Transfer." Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
 Capital Securities.........
                              The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have advised the Company and the Trust that they currently intend to make a market in the New Capital Securities, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the New Capital Securities may be interrupted or discountinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Securities. The Company and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated System.

  For additional information regarding the New Securities, see "Description of Securities" and "Certain Federal Income Tax Consequences."

                            DOMINION RESOURCES, INC.

                         SELECTED FINANCIAL INFORMATION

  This summary of financial information for the years 1993-1997 was taken from and should be read along with the audited financial statements contained in our most recent Annual Report on Form 10-K.

                                                      YEARS
                                   --------------------------------------------
                                   1997(*)    1996     1995     1994     1993
                                   -------- -------- -------- -------- --------
Operating revenues and income
 (millions)......................  $7,677.6 $4,854.0 $4,633.1 $4,491.1 $4,433.9
Operating expenses (millions)....   6,200.6  3,744.2  3,606.7  3,452.9  3,306.6
Operating income (millions)......   1,477.0  1,109.8  1,026.4  1,038.2  1,127.3
Net income (millions)............     399.2    472.1    425.0    478.2    516.6
Earnings per common share........      2.15     2.65     2.45     2.81     3.12
Average common shares outstanding
 (millions)......................     185.2    178.3    173.8    170.3    165.7

--------
(*) Reflects the acquisition of East Midlands Electricity plc in early 1997 and the effect of a one-time windfall profits tax levied on East Midlands in the third quarter.

                              OTHER SELECTED DATA

                                           DECEMBER 31,
                         -----------------------------------------------------
                           1997       1996       1995       1994       1993
                         ---------  ---------  ---------  ---------  ---------
Assets (millions)....... $20,192.7  $14,896.4  $13,903.3  $13,562.2  $13,349.5
Capitalization
 (millions).............  13,270.8   10,272.6    9,914.9    9,786.3    9,474.9
Capitalization ratios
 (percent):
  Long-term debt and
   capital lease
   obligations(*).......        54%        44%        44%        45%        44%
  Preferred securities
   of subsidiary
   trusts...............         3%         1          1        --         --
  Preferred stock.......         5%         7          7          8          9
  Common equity.........        38%        48         48         47         47
                         ---------  ---------  ---------  ---------  ---------
                               100%       100%       100%       100%       100%
                         =========  =========  =========  =========  =========

--------
(*) Excludes nonrecourse financing of nonutility subsidiaries and short-term debt.

                                 RISK FACTORS

  Holders tendering Old Capital Securities in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the matters set forth below.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED
DEBENTURES

  The Company's obligations under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined in the Indenture and described under "Description of the Junior Subordinated Debentures--Subordination") of the Company. The Company's obligations under the Guarantee are unsecured and rank subordinate and junior in right of payment to all of the Senior Indebtedness of the Company and pari passu with the Company's obligations under the Junior Subordinated Debentures. At December 31, 1997, the outstanding Senior Indebtedness of the Company was $423.2 million. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt that the Company may incur, including through the issuance of other securities that are pari passu or senior to the Capital Securities, the Junior Subordinated Debentures and the Guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of Junior Subordinated Debentures--Subordination." Because the Company is a holding company that conducts all of its operations through its subsidiaries, the claims of the Trust--as the holder of the Junior Subordinated Indentures and the Guarantee--will be effectively subordinated to the claims of creditors of the Company's subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of December 31, 1997, the Company's subsidiaries had $8.76 billion of outstanding debt. Virginia Electric and Power Company, the Company's largest subsidiary, had 6,890,140 outstanding shares of preferred stock ($100 per share liquidation preference). The right of the Company to participate in any distribution of assets of any subsidiary upon liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary. The Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. See "Dominion Resources, Inc."

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. The Company's ability to service its indebtedness, including the Junior Subordinated Debentures, and to perform under the Guarantee, is dependent upon the ability of the Company's subsidiaries to make payments to the Company in the form of dividends and other distributions. The payment of dividends or other distributions by the Company's subsidiaries is dependent upon the earnings of those subsidiaries. Earnings of the Company's subsidiaries are subject to various business and regulatory considerations as more fully described in the Company's SEC filings.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Debenture Event of Default has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods. During any Extension Period, the Company has the right to make partial interest payments. No Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon ("Additional Distributions") equal to any Additional Interest received by the Trust in respect of the Junior Subordinated Debentures.

  During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisers). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limit on the number of times that the Company may elect to begin an Extension Period. See "Description of Securities--Description of Capital Securities--Distributions" and "Description of Securities--Description of Junior Subordinated Debentures--Option to Defer Interest Payments."

  If an Extension Period occurs, a holder of Capital Securities will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of interest allowable to its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities."

  The Company has no present intention of exercising its right to defer interest payments. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of any Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the assets of the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

  Upon the occurrence and continuation of a Tax Event or an Investment Company Event, the Company has the right to prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days of the occurrence of such Tax Event or Investment Company Event and therefore cause a mandatory redemption of all Capital Securities at the Event Redemption Price. See "Description of Securities--Description of Capital Securities--Redemption."

  A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel, who shall not be an officer or employee of the Company or its affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any other relevant political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after December 8, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days after the date of such opinion, will not be, deductible by the Company, in whole or in part, for

United States federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "--Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of all Capital Securities prior to December 1, 2027.

  An "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after December 8, 1997.

EXCHANGE OF JUNIOR SUBORDINATED DEBENTURES FOR CAPITAL SECURITIES

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors as required by law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. The exercise of such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase in this Offering or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information relating the Junior Subordinated Debentures contained in this Prospectus. See "Description of the Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

  The Chase Manhattan Bank acts as the Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of all Capital Securities. The Chase Manhattan Bank also acts as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement and its affiliate Chase Manhattan Bank Delaware acts as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent the Trust has funds legally available therefor at such time, (ii) the redemption price with respect to Capital Securities called for redemption, to the extent the Trust has funds available therefor at such time and (iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities.

  The holders of a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and continues due to the Company's failure to pay interest on or principal of the Junior Subordinated Debentures when such payment is due and payable (thereby preventing the Trust from making Distributions, then a holder of Capital Securities may institute a suit directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described under the Indenture and the Trust Agreement, and as described in this Prospectus, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "Description of Securities-- Description of Junior Subordinated Debentures--Debenture Events of Default" and "Description of Securities--Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will have limited authority to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee. The Issuer Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "Description of Securities--Description of Capital Securities--Removal of Issuer Trustees; Appointment of Successors."

TRADING PRICE TAX CONSEQUENCES

  The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder which uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between record dates for payments of distributions will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and, therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  The Old Capital Securities provide that, if a registration statement relating to the Exchange Offer has not been filed on or by May 7, 1998 and declared effective on or by June 6, 1998 the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on June , 1998, until the Exchange Offer is consummated. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, neither the Old Capital Securities nor the New Capital Securities will be entitled to any increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). There is no existing market for the Capital Securities and there can be no assurance as to (i) the liquidity of any markets that may development for the Capital Securities and, any issued New Capital Securities,
(ii) the ability of the holders to sell their Capital Securities and any issued New Capital Securities, or (iii) at what price holders of the Capital Securities and any issued New Capital Securities will be able to sell their respective securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount from their issue price.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Subject to the conditions set forth under "The Exchange Offer--Conditions of the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

  Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures and stated interest will be taxable to a United States Person as ordinary income at the time paid or accrued. However, on February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Clinton Proposal") which would have, among other things, generally denied corporate issuers a federal income tax deduction for interest in respect of debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of "first committee action" with respect the Clinton Proposal (i) if such debt obligations had a maximum term in excess of 15 years and were not shown as indebtedness on the issuer's applicable consolidated balance sheet or (ii) if such debt obligations had a maximum weighted average maturity of more than 40 years. The Clinton Proposal was not enacted and, under current law, the Company is able to deduct interest on the Junior Subordinated Debentures. There can be no assurance, however, that legislation similar to the Clinton Proposal or future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities before, as well as after, December 1, 2007. See "Description of Capital Securities-- Redemption" and "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                           DOMINION RESOURCES, INC.
                      RATIO OF EARNINGS TO FIXED CHARGES

   The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                       1997* 1996 1995 1994 1993
                                                       ----- ---- ---- ---- ----
      Ratio of earnings to fixed charges.............. 1.97  2.71 2.55 2.77 2.92

--------
(*) Net income for the twelve months ended December 31, 1997 includes the one time charge of $156.6 million for the windfall profits tax levied by the United Kingdom government. Excluding this charge from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 1997 of 2.24x.

  These computations include the Company and its subsidiaries, and 50% or less equity companies. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20% but less than 50% equity is owned. For this purpose, "total fixed charges" consists of
(1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

          USE OF PROCEEDS FROM THE SALE OF THE OLD CAPITAL SECURITIES

  Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and canceled.

  The proceeds to the Trust from the offering of the Old Capital Securities (without giving effect to expenses payable by the Company) were $250,000,000. All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The Company used the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes including the repayment of debt.

                      DOMINION RESOURCES CAPITAL TRUST I

  Dominion Resources Capital Trust I is a statutory business trust, created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State, which is governed by the Trust Agreement. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and New Capital Securities, (ii) using the proceeds from the sale of Common Securities and the Old Capital Securities to acquire the Old Junior Subordinated Debentures issued by the Company, (iii) making Distributions,
(iv) exchanging the Old Junior Subordinated Debentures for New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture and
(v) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Capital Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenue of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments are made thereon pro rata, with the Capital Securities except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities." The Company owns Common Securities in an aggregate liquidation amount equal to 3% of the outstanding Capital Securities.

  The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. Under the Trust Agreement, the trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee, Chase Manhattan Bank Delaware, as the Delaware Trustee, and two Administrative Trustees who are officers of the Company or an Affiliate. The Chase Manhattan Bank also acts as trustee under the Indenture and the Old Guarantee Agreement and will act as trustee under the New Guarantee Agreement. See "Description of Securities-- Description of Guarantee" and "Description of Securities--Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of Capital Securities if a Debenture Event of Default has occurred under the Trust Agreement and is continuing, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Company pays all fees and expenses related to the Trust, the offering of the Old Capital Securities and this Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

  Pursuant to the Expense Agreement, the Company has irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Capital Securities or the amounts due such holders pursuant to the terms of the Capital Securities. The principal executive office of the Trust is c/o Dominion Resources, Inc. 901 E. Byrd Street-Suite 1700, Richmond VA 23219-6111.

                           DOMINION RESOURCES, INC.

  Dominion Resources, Inc. is a holding company headquartered in Richmond, Virginia. Its principal operating subsidiaries are:

  . Virginia Electric and Power Company, principally an electric utility serving two million residences and businesses in a 30,000-square-mile region from northern Virginia to northeastern North Carolina. It owns and operates nuclear, coal, natural gas, oil and hydroelectric power stations;

  . Dominion Energy, Inc., an independent power and natural gas subsidiary. It has ownership and operating interests in 28 generating facilities in six U.S. states, Argentina, Belize, Bolivia and Peru. This company has about 649 billion cubic feet of proven natural gas reserves throughout several major regions of the United States and Western Canada;

  . Dominion Capital, Inc., a financial services and real estate subsidiary, with commercial, mortgage and consumer lending entities, a full-service commercial real estate company, 50% limited partnership interest in a hydroelectric station in Louisiana, and a variety of debt and equity investments; and

  . East Midlands Electricity plc, principally an electric power distribution and supply company serving 2.3 million homes and businesses in the East Midlands region of the United Kingdom.

                      ACCOUNTING TREATMENT FOR THE TRUST

  For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as a charge in the consolidated statement of income.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreements with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The forms and terms of the New Capital Securities are identical in all material respect to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed on or by May 7, 1998 and declared effective on or by June 6, 1998 the Distribution rate borne by the Old Capital Securities commencing on June , 1998, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

  The Exchange Offer is not being made to, nor will the Trust or the Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person who beneficially owns Old Capital Securities which are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer into the Exchange Agent's account at DTC, or any person who beneficially owns Old Capital Securities which are held of record by a nominee other than DTC (or its nominee).

  Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $257,732,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

  The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $250,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $250,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities for exchange in whole or in part having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (one Old Capital Security) in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $250,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and remain entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer, except under those circumstances described in the Letter of Transmittal. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on    , 1998
unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if the Company or the Trust determines, in its sole and absolute discretion, that any of the conditions referred to under "--Conditions to the Exchange Offer" has occurred or exist or has not been satisfied, (iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  Subject to the conditions set forth under "--Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Old Capital Securities--Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree in the Agent's Message or Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered by book-entry transfer, an Agent's Message must be transmitted by DTC to the Exchange Agent or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

  Except as set forth below, in order for Old Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Transfer. The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Signature Guarantees. Certificates for Old Capital Securities need not be endorsed and signature guarantees on a Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions 4 and 7 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a completed and signed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is delivered to the Exchange Agent, as provided below, on or prior to Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a completed and signed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  The Company's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition, defect or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions, defects or irregularities are waived in the case of other holders.

  The Company's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the SEC staff as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the SEC Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the SEC Staff, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations.

  In addition, the Company and the Trust may require a holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the SEC staff in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the 90-day period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of any Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  As set forth below, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificate for the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If certificates for the Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates for the Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular certificates for the Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

  Each New Capital Security will accumulate Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from December 8, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after December 8, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept any Old Capital Securities for exchange or to exchange any New Capital Securities for any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the Staff which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (d) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

    (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the sole judgment of the Company and the Trust, might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

  If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of a Letter of Transmittal and any other documents required by the Letter of Transmittal, questions, requests for assistance, and requests for additional copies of this Prospectus or of a Letter of Transmittal should be directed to the Exchange Agent as follows:

   By Registered or Certified Mail:       By Overnight Courier or Hand:
       The Chase Manhattan Bank              The Chase Manhattan Bank
           55 Water Street                       55 Water Street
       Room 234, North Building              Room 234, North Building
       New York, New York 10041              New York, New York 10041
         Attn: Carlos Esteves                  Attn: Carlos Esteves

       To Confirm by Telephone:             By Facsimile Transmission:
            (212) 638-0828                    (212) 638-7380 or 7381

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Trust has issued Old Capital Securities and Common Securities and, in the event the Exchange Offer is consummated, will issue New Capital Securities. The New Capital Securities will represent undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. See "-- Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The forms and terms of the New Capital Securities are identical in all material respects to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities. This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $250,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. Legal title to the Old Junior Subordinated Debentures is (and legal title to the New Junior Subordinated Debentures will be) held by the Property Trustee in trust for the benefit of the holders of Capital Securities and Common Securities. The New Guarantee to be executed by the

Company for the benefit of the holders of Capital Securities will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

  Distributions on the New Capital Securities are cumulative, accumulate from December 8, 1997 and are payable semi-annually in arrears at the annual rate of 7.83% of the Liquidation Amount on June 1 and December 1 of each year, commencing June 1, 1998, to the holders of the Capital Securities on the relevant record dates. The record dates are the immediately preceding May 15 and November 15, respectively. The amount of Distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" means any day which is not a Saturday or Sunday and which is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, during which Extension Period the Company has the right to make partial interest payments. No Extension Period may end or extend beyond the Stated Maturity. If and to the extent that interest payments on the Junior Subordinated Deventures are deferred, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate Additional Distributions equal to any Additional Interest received by the Trust in respect of the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such Additional Distributions, Special Distributions and Additional Tax Sums, if applicable.

  During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors).

  Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Debenture Trustee and the Administrative Trustees notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds legally available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) is guaranteed by the Company on a subordinated basis as set forth under "Description of Guarantee."

REDEMPTION

  Upon the repayment in full at the Stated Maturity or prepayment in whole (but not in part) of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 20 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures) or (ii) in the case of the optional prepayment by the Company in whole but not in part of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event or an Investment Company Event (A) prior to December 1, 2007 at the Event Redemption Price (which is equal to the Event Prepayment Price in respect of the Junior Subordinated Debentures) and (B) thereafter, at the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures) (See "Description of Junior Subordinated Debentures--Optional Prepayment"), and (iii) in the case of Optional Prepayment of the Junior Subordinated Debentures on or after December 1, 2007, the Optional Redemption Price (see "Description of Junior Subordinated Debentures--Tax Event or Investment Company Event Prepayment").

  The Company will have the right to prepay the Junior Subordinated Debentures
(i) in whole or in part from time to time on or after December 1, 2007, at the applicable Optional Prepayment Price, and (ii) at any time, in whole (but not in part) upon the occurrence of a Tax Event or Investment Company Event (A) prior to December 1, 2007, at the Event Prepayment Price and (B) thereafter at the Optional Prepayment Price.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  The Company has the right to terminate the Trust at any time and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company's having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes.

  Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures will not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, a receivership of the Company or dissolution or liquidation of the Company; (ii) the dissolution or liquidation of the Company; (iii) distribution of a Like Amount of Junior Subordinated Debentures to the holders of the Trust

Securities following the exercise of the Company's option to give written direction to the Property Trustee to terminate the Trust, subject to the requirement that the Company receive an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities for United States federal income tax purposes); (iv) redemption of all of the Trust Securities in connection with the repayment of all Junior Subordinated Debentures as described above under "--Redemption"; (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction and (vi) the expiration of the term of the Trust on December 31, 2028.

  If a termination occurs as described in clause (i), (ii), (iii) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the liquidation of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

  "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  If the Company elects not to prepay the Junior Subordinated Debentures prior to the Stated Maturity and if there is no early dissolution of the Trust, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

  After any liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities, or the Junior Subordinated Debentures that the investor may receive on liquidation of the Trust, may trade at a discount to the price that the investor initially paid to purchase the Capital Securities.

REDEMPTION PROCEDURES

  Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Redemptions of the Trust

Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds on hand legally available for the payment of such applicable Redemption Price. See "-- Subordination of Common Securities."

  If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit sufficient funds with the Property Trustee to pay the applicable Redemption Price. If such deposit has been made, then by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer" and "--Payment and Paying Agency." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency."

  Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to but excluding the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debentures to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, which shall be a date not more than 45 days nor less than 15 days prior to the Redemption Date or liquidation date, as applicable.

  Notice of any redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accumulate on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default has been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an Event of Default under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure to appoint a successor Property Trustee within 60 days thereof.

  Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  The holders of a majority in Liquidation Amount of Capital Securities may remove the Property Trustee or the Delaware Trustee if a Debenture Event of Default has occurred and is continuing. If the Property Trustee or the Delaware Trustee is removed at a time when a Debenture Event of Default has occurred and is continuing, the holders of a majority in Liquidation Amount of Capital Securities may appoint a successor Property Trustee or Delaware Trustee. If no Debenture Event of Default has occurred and is continuing at such time, the Company, as holder of the Common Securities, may remove the Property Trustee or Delaware Trustee and appoint a successor. If an Administrative Trustee is removed, resigns or otherwise vacates office, the Company, as holder of the Common Securities, shall promptly appoint a successor. In no event will the holders of Capital Securities have the right to vote to remove the Administrative Trustees, which voting rights are vested exclusively in the Company, as holder of the Common Securities. If a successor has not been appointed to fill a vacancy in accordance with the Trust Agreement, any holder of Trust Securities (who has been a holder for at least six months), or a resigning Trustee (in the case of the failure to appoint its successor), may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. Each Administrative Trustee shall be a current officer of the Company. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or pursuant to a liquidation as described above in "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Company, as Depositor, and with the consent of the Administrative Trustees, but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) subject to applicable principles of federal securities laws, the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms identical in all material respects to the Junior subordinated Debentures except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances. See "Exchange Offer; Registration Rights."

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities have no voting rights.

  The Trust Agreement may be amended from time to time by the Company, and the Issuer Trustees, without the consent of the holders of the Trust Securities,
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision or to make any other provision with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities or the Property Trustee or the Delaware Trustee, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. The Trust Agreement may not be amended without the consent of each holder of Trust Securities to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where the consent of the holders of the Junior Subordinated Debentures shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities, except by a subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures unless such default shall have been cured or waived. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes.

  Any required approval of holders of Trust Securities may be given at a meeting of such holders convened for such purpose. Any action that may be taken by holders of Trust Securities at a meeting may be taken without a meeting if holders of Trust Securities holding not less than a majority (or such other proportion as may be required by any express provision of the Trust Agreement) of outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action shall consent to the action in writing. The Property Trustee will cause a notice of any meeting at which holders of Trust Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities is required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  In the event that New Capital Securities are issued in certificated form, such New Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

  In the event that New Capital Securities are issued in registered, global form (collectively, the "Global Capital Securities"), the Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in Global Capital Securities may not be exchanged for New Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

DEPOSITARY PROCEDURES

  DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of Global Capital Securities, DTC will credit the accounts of Participants designated by the Exchange Agent with portions of the Liquidation Amount of such Global Capital Securities and (ii) ownership of such interests in such Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN GLOBAL CAPITAL SECURITIES WILL NOT HAVE NEW CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF NEW CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

  Payments in respect of a Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the New Capital Securities, including Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange Global Capital Securities for legended New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

  The information in this section concerning DTC and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY NEW CAPITAL SECURITIES FOR CERTIFICATED NEW CAPITAL SECURITIES

  A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor Depositary within 90 days, (ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

  Payments in respect of Global Capital Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or in respect of New Capital Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The New Capital Securities will be issued, and may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 New Capital Securities). Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

RATING

  The Capital Securities have been rated "BBB+" by Standard & Poor's Ratings Services, "baa1" by Moody's Investors Services, Inc. and "BBB" by Fitch Investors Services, Inc. The ratings have been obtained with the understanding that the assigning rating organization will continue to monitor the credit ratings of the Company and the Trust and will make future adjustments to the extent warranted. A security ratings is not a recommendation to buy, sell or hold securities. It only reflects the views of the assigning rating organization and may be subject to revision or withdrawal at any time by the assigning rating organization.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the New Capital Securities. The Property Trustee also acts as registrar and transfer agent for the Old Capital Securities.

  Registration of transfers of the Capital Securities may be effected without charge by or on behalf of the Trust, but the registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

               DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

  The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. In the event the Exchange Offer is consummated, the Company will exchange the New Junior Subordinated Debentures for the Old Junior Subordinated Debentures. The form and terms of the New Junior Subordinated Debentures are identical in all material respects to the form and terms of the Old Junior Subordinated Debentures, except that the New Junior Subordinated Debentures have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Junior Subordinated Debentures and will not provide for any increase in the interest rate thereon. Accordingly, as the context may require, unless expressly stated otherwise, "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Junior Subordinated Debentures. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

  Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Old Junior Subordinated Debentures. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debentures as soon as practicable after the consummation of the Exchange Offer and the Old Junior Subordinated Debentures will be retired and canceled.

  The Junior Subordinated Debentures bear interest at the annual rate of 7.83% of the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1998, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest ("Additional Interest") on the amount thereof (to the extent permitted by law) at the rate per annum of 7.83% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, Additional Interest and Additional Tax Sums (as defined below), as applicable.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The New Junior Subordinated Debentures will be represented by one certificate registered in the name of The Chase Manhattan Bank as Property Trustee of the Trust. If distributed to holders of Capital Securities in connection with a Tax Event or an Investment Company Event, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC and one or more New Junior Subordinated Debentures in certificated form. Beneficial interests in New Junior Subordinated Debentures in global form will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, New Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates.

  A global security shall be exchangeable for New Junior Subordinated Debentures registered in the names of persons other than Cede & Co. only if
(i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that New Junior Subordinated Debentures are issued in certificated form, such New Junior Subordinated Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

  Payments on New Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the New Junior Subordinated Debentures. In the event New Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the New Junior Subordinated Debentures will be registrable, and New Junior Subordinated Debentures will be exchangeable for New Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the New Junior Subordinated Debentures are registered to a holder other than the Property Trustee or a nominee of DTC, the record dates will be the immediately preceding November 15 and May 15, respectively.

  For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the New Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the New Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

  Payment of principal of (and any premium) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period provided that no Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity or any earlier prepayment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.83%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

  During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of capital stock under any such plan in the future, or the redemption or repurchase of any such rights distributed pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity or any earlier prepayment date. At any time following the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the next succeeding date the Distributions on the Capital Securities would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not fewer than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to begin or extend an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

  The Junior Subordinated Debentures are prepayable, in whole or in part, at the option of the Company at any time on or after December 1, 2007 (the "Initial Optional Prepayment Date"), at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to but excluding the date of prepayment if prepaid during the 12-month period beginning on December 1 of the years indicated below:

            2007................................ 103.915%
            2008................................ 103.524%
            2009................................ 103.132%
            2010................................ 102.741%
            2011................................ 102.349%
            2012................................ 101.958%
            2013................................ 101.566%
            2014................................ 101.174%
            2015................................ 100.783%
            2016................................ 100.391%
            2017 and thereafter................. 100.000%

  The proceeds of any such prepayment will be used by the Property Trustee to redeem a Like Amount of Trust Securities.

TAX EVENT OR INVESTMENT COMPANY EVENT PREPAYMENT

  If a Tax Event or Investment Company Event shall occur and be continuing, prior to the Initial Optional Prepayment Date, the Company may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event of an Investment Company Event at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the Optional Prepayment Price with respect to an optional prepayment of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with the present values of scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date (the "Term to Initial Optional Prepayment Date"), in each case discounted to the prepayment date on a semi-annual basis (consisting of a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, the Company may, at its option, prepay Junior Subordinated Debentures, in whole but not in part, as a result of a Tax Event or an Investment Company Event which occurs on or after the Initial Optional Prepayment Date, at a prepayment price equal to the Optional Prepayment Price that would be payable on optional prepayment of the Junior Subordinated Debentures on the date of prepayment, which includes interest to the date of prepayment.

  Notice of any prepayment will be mailed at least 20 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on or after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  The proceeds of any such prepayment will be used by the Property Trustee to redeem a Like Amount of Trust Securities.

  If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will reimburse the Trust for such taxes, duties, or charges. The Company will also pay any Additional Tax Sums on the Junior Subordinated Debentures.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before December 1, 1998 or (ii) 0.50% if such prepayment date occurs after December 1, 1998.

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Term to Initial Optional Prepayment Date (if no maturity is within three months before or after the Term to Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Term to Initial Optional Prepayment Date shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

  "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means Morgan Stanley & Co. Incorporated and its successors.

  "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and
(ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any prepayment date, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

  "Additional Tax Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event (but not including withholding taxes imposed on holders of Trust Securities).

  "Tax Event" means the receipt by the Trust of an opinion of counsel who shall not be an officer or employee of the Company or its affiliates to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after December 8, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days after the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or
(iii) the Trust is, or will be within 90 days after the date of such opinion, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

  "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after December 8, 1997.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Company also covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including other Guarantees) if such guarantee ranks on a parity with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of any capital stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, employees consultants or advisers) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time, the Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Junior Subordinated Debentures or the holders of Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

  The Indenture contains a provision permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the rights of the holders of Junior Subordinated Debentures, provided that no such modification may (i) change the fixed maturity of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal of or any interest thereon or on any overdue principal amount, without the consent of the holder of each Junior Subordinated Debenture so affected, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Junior Subordinated Debentures then outstanding, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture, except to increase the percentage of holders required for such waiver or modification, without the consent of the holders of all Junior Subordinated Debentures then outstanding, or (iv) modify the provisions of the Indenture with respect to the subordination of outstanding Junior Subordinated Debentures in a manner adverse to the holders thereof without the consent of the holder of each Junior Subordinated Debentures so affected; provided further that, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities unless and until the principal of the underlying Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

  In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  A Debenture Event of Default with respect to the Junior Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on the Junior Subordinated Debentures (subject to the deferral of any due date in the case of an Extension Period);
(b) default in payment of any principal or premium, if any, on Junior Subordinated Debentures; (c) default by the Company in performance in any material respect of any of the covenants or agreements (other than covenants to pay interest, principal and premium, which are subject to the foregoing clauses (a) and (b)) in the Indenture specifically contained therein for the benefit of the Junior Subordinated Debentures which shall not have been remedied for a period of 90 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Junior Subordinated Debentures outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company.

  The Indenture provides that if a Debenture Event of Default under clause
(a), (b) or (c) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to less than all Junior Subordinated Debentures outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures (each series of Junior Subordinated Debentures voting as a separate class in the case of clauses (a) and (b) above, and all series voting as one class in the case of clause (c) above) may declare the principal of all the Junior Subordinated Debentures, together with any accrued interest, to be immediately due and payable. Should the Debenture Trustee or holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The Indenture also provides that if a Debenture Event of Default under clause
(c) or (d) above shall have occurred and be continuing (but, in the case of clause (c), only if the Debenture Event of Default is with respect to all Junior Subordinated Debentures outstanding under the Indenture), either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures (all series voting as one class) may declare the principal of all the Junior Subordinated Debentures, together with any accrued interest, to be immediately due and payable. Should the Debenture Trustee or holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. Upon certain conditions, such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of at least a majority in principal amount of the Junior Subordinated Debentures. Should the holders of the Junior Subordinated Debentures fail to annul such declaration, the holders of at least a majority in aggregate liquidation amount of the Capital Securities shall have such right. In addition, past defaults may be waived by the holders of a majority in principal amount of the Junior Subordinated Debentures, except a default in the payment of principal of or interest on the Junior Subordinated Debentures or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture so affected. Should the holders of the Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

  The Indenture contains a provision entitling the Debenture Trustee, subject to the duty of the Debenture Trustee during default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debentures issued under the Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures issued thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee.

  The Indenture contains a covenant that the Company will file annually with the Debenture Trustee a certificate as to the absence of any default or specifying any default that exists.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed, the Trust may become subject to reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity that assumes the Company's obligations under such Indenture and on the Junior Subordinated Debentures issued under such Indenture, and, after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; and
(ii) certain other conditions as prescribed in the Indenture are met.

  The provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to remaining rights of registration of transfer, conversion, substitution and exchange, the rights and obligations of the Debenture Trustee, the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, the Company has covenanted and agreed that the obligations of the Company to make any payment on account of the principal of and interest on the Junior Subordinated Debentures will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next two paragraphs. Senior Indebtedness of the Company with respect to the Junior Subordinated Debentures will include the existing and future senior notes, senior subordinated notes and subordinated notes of the Company and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i),
(ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Junior Subordinated Debentures or "ranking junior" to the Junior Subordinated Debentures (as those terms are defined in the Indenture); provided, however, that the Junior Subordinated Debentures will not be subordinate and junior in right of payment to trade creditors or any indebtedness of the Company to any subsidiaries. As of December 31, 1997, there was approximately $423.2 million of Senior Indebtedness of the Company outstanding. The Indenture does not limit the amount of future increase in Senior Indebtedness of the Company or any indebtedness of its subsidiaries or affiliates. The Company expects from time to time to issue additional indebtedness constituting Senior Indebtedness.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Junior Subordinated Debentures. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amount at the time due and owing on account of unpaid principal of and interest on the Junior Subordinated Debentures before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Junior Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

RESTRICTIONS ON TRANSFER

  The New Junior Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture is and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                         DESCRIPTION OF NEW GUARANTEE

  The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. In the event the Exchange Offer is consummated, the Company will exchange the New Guarantee for the Old Guarantee for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee Agreement has been qualified under the Trust Indenture Act. The form and terms of the New Guarantee are identical in all material respects to the form and terms of the Old Guarantee, except that the New Guarantee has been registered under the Securities Act. Accordingly, as the context may require, unless expressly stated otherwise, "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee. This summary of certain terms and provisions of the Old Guarantee Agreement and the New Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Old Guarantee Agreement and the New Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Chase Manhattan Bank will act as Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of all Capital Securities.

GENERAL

  Under the New Guarantee, the Company will irrevocably agree (and under the Old Guarantee has agreed) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of all Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary termination, dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and
(b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but will apply only to the extent that the Trust has funds legally available to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. In such event, holders of the Capital Securities would not be able to rely on the Guarantee for such payments.

  The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company, other than any liabilities which expressly by their terms are made pari passu with or subordinate to the obligations of the Company under the Guarantee, and will rank pari passu with (i) the Junior Subordinated Debentures and (ii) all other guarantees, if any, to be issued by the Company with respect to capital securities to be issued by any other trusts established by the Company ("Other Guarantees"). See "--Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Claims of the Trust, as the holder of the Guarantee and the Junior Subordinated Debentures, will be effectively subordinated to the claims of creditors of the Company's subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company or any subsidiaries or affiliates of the Company, including other securities that are pari passu with or senior to the Capital Securities, the Junior Subordinated Debentures or the Guarantee.

  The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all liabilities of the Company (including obligations under the Junior Subordinated Debentures), other than any liabilities which expressly by their terms are made pari passu with or subordinate to the obligations of the Company under the Guarantee.

  The Guarantee ranks pari passu with all Other Guarantees issued by the Company. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of all Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of the Capital Securities in any material respect (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment obligations or, if the Company shall have received notice, and shall not have cured such failure within 60 days of receipt of such notice, its non-payment obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement; provided, however that the Guarantee Trustee may decline to follow such direction under certain circumstances, including if the directed action would be illegal or if the action would be unduly prejudicial to the rights of holders not party to such direction.

  To the extent permitted by law, any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Guarantee Agreement provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any other entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless (i) either the Company shall be the continuing corporation or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes the Company's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee Agreement and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee Agreement, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

  The Old Guarantee is and the New Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement, the Company has irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be.

                         DESCRIPTION OF OLD SECURITIES

  The forms and terms of the Old Securities are identical in all material respects to the forms and terms of the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that if a registration statement relating to the Exchange Offer has not been filed on or by May 7, 1998 and declared effective by June 6, 1998, then interest will accrue (in addition to the stated interest rate on the Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Junior Subordinated Debentures and Distributions will accumulate (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as the Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of Securities."


   RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE NEW JUNIORSUBORDINATED
     DEBENTURES, THE NEW GUARANTEE AND CERTAINUNDERTAKINGS UNDER THE TRUST
                                   AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "--Description of Guarantee." Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, the New Guarantee Agreement and the New Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSES OF THE TRUST

  The Capital Securities evidence an undivided beneficial interest in the assets of the Trust, and the Trust exists for the exclusive purposes of issuing and selling the Trust Securities, using the proceeds from the sale of the Common Securities and Old Capital Securities to acquire the Old Junior Subordinated Debentures and exchanging the Old Junior Subordinated Debentures for New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture, and engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Capital Securities). A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. The statements of law and legal conclusions set forth in this summary regarding the tax consequences to the beneficial owners of Capital Securities (the "Securityholders") represent the opinion of McGuire, Woods, Battle & Boothe LLP, special tax counsel to the Company and the Trust. This summary and the tax opinion of counsel only address the tax consequences to a person that acquires Capital Securities in their original issue at their original offering price. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to
(i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets. Further, it does not include any description of the tax laws of any state or local government that may be applicable to the Capital Securities.

  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. See "--Possible Tax Law Changes."

  The authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP DISPOSITION AND EXCHANGE OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to Securityholders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a Securityholder should have the same adjusted tax basis and holding period in the New Capital Securities as the Securityholder had in the Old Capital Securities immediately before the Exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

  In connection with the issuance of the Capital Securities, McGuire, Woods, Battle & Boothe LLP will render its opinion to the effect that, under then-current law and assuming compliance with the Indenture, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In the opinion of McGuire, Woods, Battle & Boothe LLP, under current law and assuming compliance with the terms of the Trust Agreement, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Except as described below, the allocable share of stated interest on the Junior Subordinated Debentures will be taxable to a Securityholder as ordinary income. A "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote since exercising that option would prevent the Company and its subsidiaries from declaring dividends on any of the Company's capital stock. Based on the foregoing, the Company intends to take the position, based on the advice of its counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a Securityholder as ordinary income at the time it is paid or accrued in accordance with such Securityholder's method of accounting for tax purposes.

  If the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

  If the option to defer the payment of interest were determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of the Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

  Treasury regulations concerning OID have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL
SECURITIES

  A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated
Debentures" is conditioned on receipt by the Company of an opinion of counsel to the effect that such distribution would be a non-taxable event to Securityholders for United States federal income tax purposes. Under current law, such a distribution will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder will account for interest in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

  Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first Extension Period. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Security has been held for more than 12 months but no more than 18 months, and long-term capital gain or loss if the Capital Security has been held for more than 18 months. Under the Taxpayer Relief Act of 1997, individuals are subject to a maximum long-term capital gain rate of 20% and a maximum mid-term capital gain rate or 28% on the sale of certain investments such as the Capital Securities.

  Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest paid and any OID accrued on the Capital Securities to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability provided the required information is provided to the IRS.

UNITED STATES ALIEN SECURITYHOLDERS

  For purposes of this discussion, a "United States Alien Securityholder" is any Securityholder who is for United States federal income tax purposes (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

  Under current United States federal income tax law:

    (i) payments by the Trust or any of its payment agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States federal Income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary courses of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

    (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

  Recently issued Treasury regulations provide alternative methods for satisfying the certification requirement described in clause (i) (c) above. In the case of Capital Securities held by a foreign partnership, the new regulations require that (1) the certification described in clause (i)(c) above be provided by (x) the partners rather than by the foreign partnership or, (y) alternatively, by the foreign partnership if it has entered into an agreement with the IRS to be treated as a "withholding foreign partnership", and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. The new regulations are effective for payments made after December 31, 1998.

POSSIBLE TAX LAW CHANGES

  Under current law, the Company will be able to deduct interest on the Junior Subordinated Debentures and stated interest will be taxable to a United States Person as ordinary income at the time paid or accrued. However, on February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed the Clinton Proposal, which would have, among other things, generally denied corporate issuers a federal income tax deduction for interest in respect of debt obligations, such as the Junior Subordinated Debentures, issued on or after the date of "first committee action" with respect to the Clinton Proposal (i) if such debt obligations had a maximum term in excess of 15 years and were not shown as indebtedness on the issuer's applicable consolidated balance sheet or (ii) if such debt obligations had a maximum weighted average maturity of more than 40 years.

  The Clinton Proposal was not enacted. There can be no assurance, however, that legislation similar to the Clinton Proposal or future legislative proposals, future regulations or official administrative pronouncements or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, to cause a redemption of the Capital Securities, as described more fully under "Description of Capital Securities--Redemption" and "Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                             ERISA CONSIDERATIONS

GENERAL

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary obligations imposed under ERISA, in the context of the particular circumstances of the plan, before authorizing an investment in the Capital Securities or the Exchange Capital Securities with assets of the plan. The fiduciary should consider whether such an investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or a plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may cause ERISA Plan fiduciaries, parties in interest or disqualified persons to be subject to excise taxes or to incur other liabilities.

  The acquisition of any Capital Security or any Exchange Capital Security by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to the Company that (i) if the Company or a subsidiary or affiliate of the Company is a "party in interest" or a "disqualified person" with respect to such ERISA plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and (ii) neither the Company nor a subsidiary or affiliate of the Company is a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities, the Exchange Capital Securities, or the Junior Subordinated Debentures or the Exchange Debentures.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the fiduciary standards of ERISA and the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their ability to invest in the Capital Securities or the Exchange Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Capital Securities or the Exchange Capital Securities should determine the need for, and if necessary, the availability of, any exemptive relief under such laws or regulations.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE COMPLETE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES OR THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES AND ADVISABILITY OF SUCH INVESTMENT.

PROHIBITED TRANSACTIONS

  The Company (or a subsidiary or affiliate of the Company) may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Capital Securities or the Exchange Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Capital Securities or the Exchange Capital Securities, any ERISA Plan fiduciary or other person who is using the assets of an ERISA Plan to acquire such Securities should determine whether its investment in the Capital Securities or the Exchange Capital Securities will result in a Prohibited Transaction, and whether a statutory or administrative exemption from the Prohibited Transaction rules would apply to such person's investment in the Capital Securities or the Exchange Capital Securities.
  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the code may be available to an ERISA Plan which is investing in the Capital Securities or the Exchange Capital Securities. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding transactions involving insurance company pooled separate accounts; PTCE 91-38, regarding transactions involving bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding transactions involving insurance company general accounts. There can be no assurance, however, that these exemptions, even if all of the conditions specified therein are satisfied, will apply to transactions involving the Capital Securities or the Exchange Capital Securities.

  Insurance companies considering an investment in the Capital Securities or the Exchange Capital Securities should note that the small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" of an ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of an ERISA Plan. The Department of Labor issued proposal General Account Regulation on December 22, 1997 (see 6Z Fed. Reg. 66908) The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of an ERISA Plan invested in a separate account.

TRUST ASSETS AS "PLAN ASSETS"

  The Department of Labor has issued final regulations (the "Final Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA and the Code. The Final Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not constitute a "publicly-offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Final Regulations, the Trust will not be an investment company or an operating company, and the Capital Securities will not constitute a "publicly-offered security." As discussed below, at the time of the Exchange Offer, the Exchange Capital Securities may qualify as "publicly offered securities" for purposes of the Final Regulations, but such results cannot be assured.

  Under the Final Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the value of the Capital Securities. For purposes of this rule, a benefit plan investor is any ERISA Plan and any other employee benefit plan, whether or not subject to ERISA (such as government plans, foreign plans and certain church plans). Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Final Regulations, such result cannot be assured because neither the Company nor the Issuer Trustees will monitor equity participation by benefit plan investors. Consequently, if ERISA Plans or investors using assets of ERISA Plans purchase the Capital Securities, the Trust's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition the assets of an ERISA Plan is considered to be a fiduciary of the plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

  The Exchange Capital Securities will be distributed pursuant to an effective registration statement under the Securities Act and will be registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the Trust during which the offering of the Exchange Capital Securities occurs. The Exchange Capital Securities may qualify as "publicly offered securities" under the Final Regulations if, in addition to such distribution and registration, at the time of the Exchange Offer they are also "widely held" and "freely transferable". Under the Final Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the Exchange Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Final Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the Exchange Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" as of such time. If at the time of the Exchange Offer the Exchange Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph in connection with the Capital Securities would apply in connection with the investment by ERISA Plans in the Exchange Capital Securities.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the 90-day period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Capital Securities."

The Company will not receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    EXPERT

  The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the New Capital Securities and the creation of the Trust have been passed upon by Potter Anderson & Corroon LLP, Wilmington, Delaware, special Delaware counsel to the Company and the Trust. The validity of the New Guarantee and the New Junior Subordinated Debentures and certain matters relating to United States federal income tax considerations have been passed upon for the Company by McGuire, Woods, Battle & Boothe LLP.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

Available Information......................................................   5
Incorporation of Certain Documents by Reference............................   6
Summary....................................................................   7
Risk Factors...............................................................  16
Dominion Resources, Inc. Ratio of Earnings to Fixed Charges................  22
Use of Proceeds from Sale of the Old Capital Securities....................  22
Dominion Resources Capital Trust I.........................................  22
Dominion Resources, Inc....................................................  23
Accounting Treatment for the Trust.........................................  24
The Exchange Offer.........................................................  24
Description of New Securities..............................................  33
Description of New Junior Subordinated Debentures..........................  45
Description of New Guarantee...............................................  55
Description of Old Securities..............................................  58
Relationship Among the New Capital Securities, the New Junior Subordinated
 Debentures, the New Guarantee and Certain Undertakings Under the Trust
 Agreement.................................................................  58
Certain Federal Income Tax Consequences....................................  59
ERISA Considerations.......................................................  63
Plan of Distribution.......................................................  66
Experts....................................................................  66
Validity of Securities.....................................................  66

  UNTIL      , 1998, (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      DOMINION RESOURCES CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
                        7.83% CAPITAL SECURITIES WHICH
                        HAVE BEEN REGISTERED UNDER THE
                        SECURITIES ACT OF 1933 FOR ANY
                          AND ALL OF ITS OUTSTANDING
                           7.83% CAPITAL SECURITIES
                          (LIQUIDATION AMOUNT $1,000
                        PER CAPITAL SECURITY) FULLY AND
                          UNCONDITIONALLY GUARANTEED,
                             AS DESCRIBED HEREIN,
                          BY DOMINION RESOURCES, INC.

                                ---------------

                                  PROSPECTUS

                                ---------------

                                     LOGO

                                       , 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion Resources is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

  In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or
(ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

  Dominion Resources has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure
(1) the directors and officers of Dominion Resources against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion Resources and (2) Dominion Resources to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

  Under the Trust Agreement, the Company has agreed to indemnify each of the Issuer Trustees of the Trust, or any predecessor Issuer Trustee of the Trust, and to hold the Issuer Trustees harmless against, any loss, damage, liability, tax, penalty, expense or claim incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT
 -------
  4.1*   Junior Subordinated Indenture dated as of December 1, 1997 between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as trustee
  4.2*   First Supplemental Indenture dated as of December 1, 1997 between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as trustee
  4.3*   Certificate of Trust of Dominion Resources Capital Trust I
  4.4*   Trust Agreement of Dominion Resources Capital Trust I dated as of
         October 31, 1997 among Dominion Resources, Inc., as Depositor, and the trustees named therein
  4.5*   Amended and Restated Trust Agreement of Dominion Resources Capital
         Trust I dated as of December 8, 1997 among Dominion Resources, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase
         Manhattan Bank Delaware, as Delaware Trustee, the Administrative
         Trustees named therein and the several holders, from time to time, of the Capital Securities
  4.6    Forms of Capital Security Certificates for Dominion Resources Capital
         Trust I (included as Exhibits B, C and D to Exhibit 4.5)

 EXHIBIT
 -------
  4.7    Form of Junior Subordinated Debenture for Dominion Resources, Inc.
         (included as Exhibit A to Exhibit 4.2)
  4.8*   Capital Securities Guarantee Agreement dated as of December 8, 1997 between Dominion Resources, Inc. and The Chase Manhattan Bank, as
         guarantee trustee
  4.9*   Form of Capital Securities Guarantee Agreement to be executed between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as guarantee trustee
  4.10*  Capital Securities Exchange and Registration Rights Agreement dated as of December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co. Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.
  4.11*  Debenture Exchange and Registration Rights Agreement dated as of
         December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.
  4.12*  Guarantee Exchange and Registration Rights Agreement dated as of
         December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co. Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.
  4.13*  Agreement as to Expenses and Liabilities dated as of December 8, 1997 between Dominion Resources, Inc. and Dominion Resources Capital Trust
         I
  5.1*   Opinion of McGuire, Woods, Battle & Boothe LLP as to validity of the
         Junior Subordinated Debentures and the Guarantee to be issued by
         Dominion Resources, Inc.
  5.2*   Opinion of Potter Anderson & Corroon LLP as to validity of the Capital
         Securities to be issued by Dominion Resources Capital Trust I
  8*     Opinion of special tax counsel as to certain federal income tax matters
 12*     Computation of ratios of earnings to fixed charges
 23.1*   Consent of Deloitte & Touche LLP
 23.2    Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits
         5.1 and 8)
 23.3    Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2)
 24      Powers of Attorney (included in the signatures page of this
         Registration Statement)
 25.1*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Junior Subordinated Indenture
 25.2*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Amended and Restated Trust Agreement of Dominion
         Resources Capital Trust I
 25.3*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities of
         Dominion Capital Trust I
 99.1*   Form of Letter of Transmittal
 99.2*   Form of Notice of Guaranteed Delivery
 99.3*   Form of Letter from Registered Holders to Clients
 99.4*   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees
 99.5*   Form of Exchange Agent Agreement

--------
* Filed herewith.

ITEM 22. UNDERTAKINGS

  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA, ON THE 21ST DAY OF APRIL, 1998.

                                          Dominion Resources, Inc.

                                          By: /s/ Thos. E. Capp
                                            ___________________________________
                                          (Thos. E. Capps, Chairman of the
                                           Board of Directors, President
                                           and Chief Executive Officer)


  Pursuant to requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 21st day of April, 1998. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson or W.H. Riggs, Jr., any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

          SIGNATURE                      TITLE
          ---------                      -----

   /s/ John B. Adams, Jr.      Director
-----------------------------
     John B. Adams, Jr.

    /s/ John B. Bernhardt      Director
-----------------------------
      John B. Bernhardt

     /s/ Thos. E. Capps        Chairman of the Board of Directors,
-----------------------------  President and Chief Executive
       Thos. E. Capps          Officer

/s/ Benjamin J. Lambert, III   Director
-----------------------------
  Benjamin J. Lambert, III

 /s/ Richard L. Leatherwood    Director
-----------------------------
   Richard L. Leatherwood

 /s/ Harvey L. Lindsay, Jr.    Director
-----------------------------
   Harvey L. Lindsay, Jr.

      /s/ K. A. Randall        Director
-----------------------------
        K. A. Randall

         SIGNATURE                     TITLE
         ---------                     -----

    /s/ William T. Roos       Director
----------------------------
      William T. Roos

     /s/ Frank S. Royal       Director
----------------------------
       Frank S. Royal

     /s/ Judith B. Sack       Director
----------------------------
       Judith B. Sack

   /s/ S. Dallas Simmons      Director
----------------------------
     S. Dallas Simmons

   /s/ Robert H. Spilman      Director
----------------------------
     Robert H. Spilman

    /s/ E. M. Roach, Jr.      Executive Vice President (Chief
----------------------------  Financial Officer)
      E. M. Roach, Jr.

    /s/ J. L. Trueheart       Vice President and Controller
----------------------------  (Principal Accounting
      J. L. Trueheart         Officer)


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, DOMINION RESOURCES CAPITAL TRUST I HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA ON THE 21ST DAY OF APRIL, 1998.

                                         Dominion Resources Capital Trust I

                                         By: Dominion Resources, Inc., as
                                          Depositor

                                         By: /s/ G. Scott Hetzer
                                           __________________________________
                                                G. Scott Hetzer

                                 EXHIBIT INDEX

 EXHIBIT
 -------
  4.1*   Junior Subordinated Indenture dated as of December 1, 1997 between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as trustee
  4.2*   First Supplemental Indenture dated as of December 1, 1997 between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as trustee
  4.3*   Certificate of Trust of Dominion Resources Capital Trust I
  4.4*   Trust Agreement of Dominion Resources Capital Trust I dated as of
         October 31, 1997 among Dominion Resources, Inc., as Depositor, and the trustees named therein
  4.5*   Amended and Restated Trust Agreement of Dominion Resources Capital
         Trust I dated as of December 8, 1997 among Dominion Resources, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase
         Manhattan Bank Delaware, as Delaware Trustee, the Administrative
         Trustees named therein and the several holders, from time to time, of the Capital Securities
  4.6    Forms of Capital Security Certificates for Dominion Resources Capital
         Trust I (included as Exhibits B, C and D to Exhibit 4.5)
  4.7    Form of Junior Subordinated Debenture for Dominion Resources, Inc.
         (included as Exhibit A to Exhibit 4.2)
  4.8*   Capital Securities Guarantee Agreement dated as of December 8, 1997 between Dominion Resources, Inc. and The Chase Manhattan Bank, as
         guarantee trustee
  4.9*   Form of Capital Securities Guarantee Agreement to be executed between
         Dominion Resources, Inc. and The Chase Manhattan Bank, as guarantee trustee
  4.10*  Capital Securities Exchange and Registration Rights Agreement dated as of December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co. Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.
  4.11*  Debenture Exchange and Registration Rights Agreement dated as of
         December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co. Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.
  4.12*  Guarantee Exchange and Registration Rights Agreement dated as of
         December 8, 1997 among Dominion Resources, Inc., Dominion Resources
         Capital Trust I and Morgan Stanley & Co. Incorporated, J.P. Morgan
         Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce,
         Fenner & Smith Incorporated.


  4.13*  Agreement as to Expenses and Liabilities dated as of December 8, 1997 between Dominion Resources, Inc. and Dominion Resources Capital Trust
         I
  5.1*   Opinion of McGuire, Woods, Battle & Boothe LLP as to validity of the
         Junior Subordinated Debentures and the Guarantee to be issued by
         Dominion Resources, Inc.
  5.2*   Opinion of Potter Anderson & Corroon LLP as to validity of the Capital
         Securities to be issued by Dominion Resources Capital Trust I
  8*     Opinion of special tax counsel as to certain federal income tax matters
 12*     Computation of ratios of earnings to fixed charges
 23.1*   Consent of Deloitte & Touche LLP
 23.2    Consent of McGuire, Woods, Battle & Boothe LLP (included in Exhibits
         5.1 and 8)
 23.3    Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.2)
 24      Powers of Attorney (included in the signatures page of this
         Registration Statement)

 EXHIBIT
 -------
 25.1*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Junior Subordinated Indenture
 25.2*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
         as trustee under the Amended and Restated Trust Agreement of Dominion
         Resources Capital Trust I
 25.3*   Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Capital Securities of
         Dominion Capital Trust I
 99.1*   Form of Letter of Transmittal
 99.2*   Form of Notice of Guaranteed Delivery
 99.3*   Form of Letter from Registered Holders to Clients
 99.4*   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and Other Nominees
 99.5*   Form of Exchange Agent Agreement

--------
*Filed herewith.